PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

First Quarter 2020 Results

San Jose, California, May 6, 2020

Q1'20: Solid results as the economy rapidly changed

- 20.2 million net new active accounts added, including a one-time addition of 10.2 million in January from the acquisition of Honey; 10 million net new actives added—a Q1 record
- 18% TPV growth (19% FX-neutral); 12% revenue growth (13% FX-neutral)
- GAAP EPS of $0.07 and non-GAAP EPS of $0.66; includes $0.17 negative impact from increasing credit loss reserves due to revised macroeconomic projections
- $1.5 billion in cash flow from operations with $1.3 billion in free cash flow

Q2'20: Accelerating April business trends driving strong Q2 outlook

- 7.4 million net new active accounts added in April '20 growing 135%; ~250,000 daily net new active accounts added, on average
- April '20 revenue grew ~17% (~20% FX-neutral growth); expect ~15% FX-neutral revenue growth for Q2'20
- Expect GAAP EPS to decline by 28%–34% and non-GAAP EPS to grow by 15%–20%

Q1'20 Results

PayPal delivered revenue growth of 12% (13% on a foreign-currency neutral basis or FX-neutral or FXN); 17% (18% FXN) growth through February with 3% (5% FXN) growth in March; April revenue growth of ~17% (~20% FXN)

- On February 27, PayPal updated its Q1'20 revenue outlook indicating an ~1% reduction in revenue growth, relative to the guidance provided on January 29, based primarily on COVID-19's impact on international cross-border e-commerce.
- In March, the deteriorating environment resulting from COVID-19 further impacted PayPal's business, affecting both volumes and revenue generated from travel and events verticals as well as impacting credit income.
- GAAP and non-GAAP operating income was reduced by a $237 million increase in credit loss reserves due to revised macroeconomic projections.
- On a diluted EPS basis, the increase in credit loss reserves negatively affected GAAP and non-GAAP EPS by $0.17.
- GAAP EPS was also negatively impacted by approximately $0.22 per diluted share from taxes primarily related to the acquisition of Honey, and $0.07 per diluted share of net unrealized losses (versus $0.12 of unrealized gains in Q1'19), driven primarily by PayPal's strategic investment in MercadoLibre.

"As our platform sees record increases in both new customer accounts and transactions, it is clear that PayPal's products are more important and relevant than ever before. The strength of our customer value proposition combined with the acceleration of digital payments adoption significantly accelerated in April, with increased demand and engagement."

Dan Schulman
President and CEO

Q1 2020 Results 2

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$4.62B	12%	$4.62B	12%
Operating Income	$0.4B	(23%)	$0.9B	(3%)
EPS	$0.07	(87%)	$0.66	—%

> "The diversity of our platform and customer base across products and geographies positions us well during this unprecedented time. Our free cash flow and strong balance sheet allow us to continue investing to serve the needs of our customers."
>
> John Rainey
>
> **CFO and EVP, Global Customer Operations**

Key Financial and Operating Metrics

Total Active Accounts

325M +17% YoY



277M 17%
286M 17%
295M 16%
305M 14%
325M 17%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

Total Payment Volume[1] (TPV)

$191B +19% YoY



$161B 25%
$172B 26%
$179B 27%
$199B 22%
$191B 19%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

Net Revenues[1]

$4.62B +13% YoY



$4.13B 12%
$4.31B 12%
$4.38B 19%
$4.96B 18%
$4.62B 13%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

GAAP / Non-GAAP EPS[2]

$0.07 (87%) YoY / $0.66 0% YoY



$0.56 34%
$0.66 16%
$0.69 58%
$0.71 27%
$0.39 7%
$0.76 31%
$0.43 (13%)
$0.83 27%
$0.07 (87%)
$0.66 0%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
GAAP
Non-GAAP

Operating Cash Flow / Free Cash Flow[2]

$1.50B +46% YoY / $1.30B +60% YoY



$1.03B **
$809M 10%[3]
$1.17B **
$1.04B 40%[3]
$1.10B **
$923M 20%[3]
$1.26B 11%
$1.09B 20%
$1.50B 46%
$1.30B 60%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Operating Cash Flow
Free Cash Flow

1. On an FX-neutral basis

2. Non-GAAP EPS and Free Cash Flow are non-GAAP financial measures. Please refer to the "Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow" for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

3. Adjusted for sale of U.S. consumer credit portfolio to SYF

** Not meaningful

Q1 2020 Results 3

Q1'20 Financial Highlights

Solid performance across financial metrics

- Revenue of $4.62 billion, growing 12% on a spot basis and 13% FXN.
- GAAP operating margin of 8.6% with non-GAAP operating margin of 19.7%. Credit loss reserves increased by $237 million due to revised macroeconomic projections.
- GAAP EPS of $0.07, decreasing 87%; non-GAAP EPS of $0.66, flat to last year.
    - GAAP and non-GAAP EPS include $0.17 of negative impact from increased credit loss reserves due to macroeconomic projections.
    - GAAP EPS also includes a net unrealized loss of $0.07 on strategic investments, driven primarily by MercadoLibre (NASDAQ: MELI).
    - GAAP EPS also includes an approximate $0.22 of negative impact from taxes primarily related to the acquisition of Honey.
- Repurchased approximately 7.5 million shares of common stock, returning $800 million to stockholders.

Q1'20 Operating Highlights

Double-digit customer growth driving increased engagement

- 20.2 million net new active accounts, bringing total active accounts to 325 million accounts, up 17%.
    - A Q1 record of 10 million net new active accounts added with a one-time addition of 10.2 million net new active accounts in January from the acquisition of Honey.
- 3.3 billion payment transactions, up 15%. ~1.2 billion payment transactions in April, up 20%.
- $191 billion in total payment volume (TPV), up 18% and 19% FXN.
    - 26% growth through February with 7% growth in March; April at ~22% growth FXN.
    - Merchant Services volume grew 20% and 21% FXN.
    - Venmo processed more than $31 billion of TPV, growing 48%.
- 39.4 payment transactions per active account on a trailing twelve months basis, up 4%.
    - Excluding the net new active accounts related to Honey, 40.7 payment transactions per active account on a trailing twelve months basis, up 7%.

Balance Sheet and Liquidity

Strong balance sheet and cash-flow generation

- PayPal's cash, cash equivalents, and investments totaled $12.6 billion as of March 31, 2020. PayPal closed the acquisition of Honey in January using approximately $3.6 billion in cash to fund the purchase.
- PayPal's long-term debt totaled $8.0 billion as of March 31, 2020.
    - PayPal drew down $3.0 billion from its revolving credit facilities in March 2020.
- In the first quarter, PayPal generated cash flow from operations of $1.5 billion and free cash flow of $1.3 billion.

Q1 2020 Results 4

April '20 Results

Accelerating April business trends

- 7.4 million net new active accounts, growing 135%; ~250,000 daily net new active accounts added, on average.
- ~1.2 billion payment transactions, up 20%.
- ~$68 billion in TPV, up ~20% on a spot basis and ~22% on an FX-neutral basis.
- ~17% revenue growth or ~20% on an FX-neutral basis. Strength in PayPal and Venmo checkout experiences were partially offset by lower revenue from travel and events verticals and credit.


Net New Active Accounts
7.4M
3.0M
3.1M
3.9M
7.4M
Jan'20
Feb'20
Mar'20
Apr'20


Total Payment Volume[1]
~22%
24%
28%
7%
~22%
Jan'20
Feb'20
Mar'20
Apr'20


Net Revenue[1]
~20%
16%
20%
5%
~20%
Jan'20
Feb'20
Mar'20
Apr'20

1. FX-neutral growth rates

Supporting Customers Impacted by COVID-19

PayPal is helping its customers affected by COVID-19

- Participating in the U.S. Small Business Administration's Paycheck Protection Program to provide access to funding to small businesses.
- Enabling customers to receive U.S. Department of the Treasury stimulus payments through PayPal and Venmo.
- Granting deferral of repayments on business loans and cash advances at no additional cost.
- Waiving certain fees for merchants through at least May 31, 2020.
- Increasing the dispute resolution window to give merchants more time to respond to customer disputes.
- In partnership with Mastercard, doubled the instant cash back reward on all PayPal Business Debit Mastercard purchases for the month of April.

Q1 2020 Results 5

Q1'20 Financial and Operating Highlights

Presented in millions, except per share data and percentages	Q1 2020	Q1 2019	YoY Growth		FX-Neutral YoY Growth
Total Payment Volume (TPV)	$190,567	$161,492	$29,075	18%	19%
GAAP					
Net revenues	$4,618	$4,128	$490	12%	13%
Operating margin	8.6%	12.5%	**	(393bps)	N/A
Effective tax rate	68.1%	7.0%	**	61.1pts	N/A
Net income	$84	$667	($583)	(87%)	N/A
Earnings per diluted share	$0.07	$0.56	($0.49)	(87%)	N/A
Net cash provided by operating activities	$1,504	$1,027	$477	46%	N/A
Non-GAAP					
Net revenues	$4,618	$4,128	$490	12%	13%
Operating margin	19.7%	22.6%	**	(296bps)	N/A
Effective tax rate	12.4%	17.5%	**	(5.1pts)	N/A
Net income	$786	$786	—	—%	N/A
Earnings per diluted share	$0.66	$0.66	—	—%	N/A
Free cash flow	$1,298	$809	$489	60%	N/A

** Not meaningful

Q1 2020 Results 6

Financial Guidance

Full Year 2020 Revenue and Earnings Guidance

- PayPal is withdrawing its full year 2020 revenue and earnings guidance.

Second Quarter 2020 Revenue and Earnings Guidance

- PayPal expects revenue to grow ~13% at current spot rates and ~15% FXN.
- PayPal expects GAAP EPS to decline by 28%–34% and non-GAAP EPS to grow by 15%–20%.
  - GAAP and non-GAAP earnings per diluted share exclude the impact of incremental credit loss reserves due to macroeconomic projections.
  - GAAP earnings per diluted share guidance does not include any expectation of unrealized gains or losses from PayPal's strategic investment portfolio in the second quarter of 2020.
  - In the second quarter of 2019, GAAP earnings per diluted share included approximately $0.14 of net unrealized gains from PayPal's strategic investment portfolio.
  - Estimated non-GAAP amounts for the three months ending June 30, 2020, reflect adjustments of approximately $465–$525 million, including estimated stock-based compensation expense and related payroll taxes in the range of $310–$330 million.
  - The dilutive impact of the acquisitions of Honey and GoPay is estimated to be in the range of $0.10–$0.12 on GAAP earnings per diluted share, and an estimated $0.02–$0.04 on non-GAAP earnings per diluted share.

Please see "Non-GAAP Financial Measures" and "Non-GAAP Measures of Financial Performance" for important additional information.

Quarterly Conference Call and Webcast

PayPal Holdings, Inc. will host a conference call to discuss first quarter 2020 results and second quarter 2020 guidance at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investor.paypal-corp.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

Q1 2020 Results 7

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. FX-neutral results are calculated by translating the current period local currency results by the prior period exchange rate. FX-neutral growth rates are calculated by comparing the current period FX-neutral results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. All financial and operating data in this press release for April 2020 is preliminary. Actual results may differ materially from these preliminary results, including as a result of the completion of normal quarter-end accounting procedures and adjustments, and the subsequent occurrence or identification of events prior to the filing of our second quarter 2020 financial results on Form 10-Q with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release includes financial measures defined as "non-GAAP financial measures" by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see "Non-GAAP Measures of Financial Performance" included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see "Non-GAAP Measures of Financial Performance," "Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin," "Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate," and "Reconciliation of Operating Cash Flow to Free Cash Flow to Adjusted Free Cash Flow."

Forward-looking Statements

This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal's current projections and forecasts. Forward-looking statements can be identified by words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "strategy," "future," "opportunity," "plan," "project," "forecast," and other similar expressions. Forward-looking statements include, but are not limited to, statements regarding projected financial results for second quarter 2020, impact and timing of acquisitions, and projected future growth of PayPal's businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the direct and indirect impact of the COVID-19 outbreak on PayPal's business, financial condition and results of operations as well as the operations of PayPal's customers, suppliers, vendors and other business partners, even after the COVID-19 outbreak has subsided; the effect of political, business, economic, market, and trade conditions, including any regional or general economic downturn or crisis and any conditions that affect payments or e-commerce growth; fluctuations in foreign currency exchange rates; the competitive, regulatory, payment card association-related and other risks specific to PayPal's payment platform, including the PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, Honey, and other products and services especially as PayPal continues to expand geographically, introduce new products and services and support across technologies and payment methods and as new laws and regulations related to payments and financial services come into effect; the impact of PayPal's customer choice initiatives, including on its funding mix and transaction expense; PayPal's ability to successfully compete in an increasingly competitive environment for its businesses, products, and services, including competition for consumers and merchants and the increasing importance of digital and mobile payments and mobile commerce; the outcome of legal and regulatory proceedings and PayPal's need and ability to manage regulatory, tax and litigation risks as its products and services are offered in more jurisdictions and applicable laws become more restrictive; changes to PayPal's capital allocation or management of operating cash; uncertainty surrounding the implementation and impact of the United Kingdom's withdrawal from the European Union; cyberattacks and security vulnerabilities in PayPal products and services that could disrupt business, reduce revenue, increase costs, harm our competitive position or our reputation, or lead to liability; the

Q1 2020 Results 8

effect of management changes and business initiatives; any changes PayPal may make to its product and service offerings; the effect of any natural disasters, the COVID-19 outbreak or other business interruptions on PayPal or PayPal's customers; PayPal's ability to timely upgrade and develop its technology systems, infrastructure, and customer service capabilities at reasonable cost; PayPal's ability to maintain the stability, security, and performance of its Payments Platform and Honey Platform while adding new products and features in a timely fashion; risks that planned acquisitions will not be completed on contemplated terms, or at all, and that any businesses PayPal may acquire may not perform in accordance with its expectations; and PayPal's ability to profitably integrate, manage, and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could adversely affect PayPal's results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PayPal's most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal's Investor Relations website at https://investor.paypal-corp.com or the SEC's website at www.sec.gov. All information in this release speaks as of May 6, 2020. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

About PayPal

PayPal has remained at the forefront of the digital payment revolution for more than 20 years. By leveraging technology to make financial services and commerce more convenient, affordable, and secure, the PayPal platform is empowering more than 300 million consumers and merchants in more than 200 markets to join and thrive in the global economy. For more information, visit paypal.com.

PayPal Holdings, Inc. uses its Investor Relations website (https://investor.paypal-corp.com), its PayPal Newsroom (https://newsroom.paypal-corp.com), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman's LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey's LinkedIn profile (www.linkedin.com/in/john-rainey-pypl) and Dan Schulman's Facebook page (https://www.facebook.com/DanSchulmanPayPal/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal's press releases, filings with the Securities and Exchange Commission ("SEC"), public conference calls, and webcasts.

PayPal

Investor Relations Contacts

Gabrielle Rabinovitch
grabinovitch@paypal.com

Akila Moorthy
amoorthy@paypal.com

Media Relations Contact

Amanda Miller
amandacmiller@paypal.com
408.219.0563

© 1999-2020 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners.

Q1 2020 Results 9

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(In millions, except par value)	
ASSETS		
Current assets:		
Cash and cash equivalents	$ 7,854	$ 7,349
Short-term investments	2,332	3,412
Accounts receivable, net	412	435
Loans and interest receivable, net	3,712	3,972
Funds receivable and customer accounts	22,817	22,527
Prepaid expenses and other current assets	1,057	800
Total current assets	38,184	38,495
Long-term investments	2,366	2,863
Property and equipment, net	1,646	1,693
Goodwill	9,124	6,212
Intangible assets, net	1,369	778
Other assets	1,577	1,292
Total assets	$ 54,266	$ 51,333
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 217	$ 232
Funds payable and amounts due to customers	24,817	24,527
Accrued expenses and other current liabilities	2,276	2,087
Income taxes payable	139	73
Total current liabilities	27,449	26,919
Deferred tax liability and other long-term liabilities	2,839	2,520
Long-term debt	7,967	4,965
Total liabilities	38,255	34,404
Equity:		
Common stock, $0.0001 par value; 4,000 shares authorized; 1,173 shares outstanding as of both March 31, 2020 and December 31, 2019	—	—
Preferred stock, $0.0001 par value; 100 shares authorized, unissued	—	—
Treasury stock at cost, 113 and 105 shares as of March 31, 2020 and December 31, 2019, respectively	(7,672)	(6,872)
Additional paid-in-capital	15,501	15,588
Retained earnings	8,258	8,342
Accumulated other comprehensive income (loss)	(120)	(173)
Total PayPal Stockholders' equity	15,967	16,885
Noncontrolling interest	44	44
Total equity	16,011	16,929
Total liabilities and equity	$ 54,266	$ 51,333

Q1 2020 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended March 31,	
	2020	2019
	(In millions, except per share data)	
Net revenues	$ 4,618	$ 4,128
Operating expenses:		
Transaction expense	1,739	1,549
Transaction and credit losses	591	341
Customer support and operations[(1)]	399	388
Sales and marketing [(1)]	371	329
Technology and development [(1)]	605	511
General and administrative [(1)]	486	419
Restructuring and other charges	29	73
Total operating expenses	4,220	3,610
Operating income	398	518
Other income (expense), net	(135)	199
Income before income taxes	263	717
Income tax expense	179	50
Net income	$ 84	$ 667
Net income per share:		
Basic	$ 0.07	$ 0.57
Diluted	$ 0.07	$ 0.56
Weighted average shares:		
Basic	1,173	1,171
Diluted	1,185	1,188

[(1)] Includes stock-based compensation as follows:		
Customer support and operations	52	48
Sales and marketing	39	32
Technology and development	113	93
General and administrative	87	81
	$ 291	$ 254

Q1 2020 Results 11

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,	
	2020	2019
	(In millions)	
Cash flows from operating activities:		
Net income	$ 84	$ 667
Adjustments:		
Transaction and credit losses	591	341
Depreciation and amortization	293	230
Stock-based compensation	283	247
Deferred income taxes	(79)	74
Unrealized losses (gains) on strategic investments	151	(180)
Other	(32)	(44)
Changes in assets and liabilities:		
Accounts receivable	77	(96)
Changes in loans and interest receivable held for sale, net	—	4
Accounts payable	(21)	(3)
Income taxes payable	51	14
Other assets and liabilities	106	(227)
Net cash provided by operating activities	1,504	1,027
Cash flows from investing activities:		
Purchases of property and equipment	(206)	(218)
Proceeds from sales of property and equipment	119	—
Changes in principal loans receivable, net	(386)	(357)
Purchases of investments	(3,593)	(8,138)
Maturities and sales of investments	5,511	6,028
Acquisitions, net of cash and restricted cash acquired	(3,612)	—
Funds receivable	(401)	(2,175)
Net cash used in investing activities	(2,568)	(4,860)
Cash flows from financing activities:		
Proceeds from issuance of common stock	1	7
Purchases of treasury stock	(800)	(756)
Tax withholdings related to net share settlements of equity awards	(402)	(309)
Borrowings under financing arrangements	3,000	—
Funds payable and amounts due to customers	457	2,560
Other financing activities	(15)	—
Net cash provided by financing activities	2,241	1,502
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(178)	1
Net change in cash, cash equivalents, and restricted cash	999	(2,330)
Cash, cash equivalents, and restricted cash at beginning of period	15,743	13,233
Cash, cash equivalents, and restricted cash at end of period	$ 16,742	$ 10,903
Supplemental cash flow disclosures:		
Cash paid for interest	$ 11	$ 20
Cash paid for income taxes, net	$ 30	$ 22

Q1 2020 Results 12

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

We earn revenue from the following types of transactions:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our PayPal, PayPal Credit, Venmo, Braintree, Xoom, and iZettle products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, and other miscellaneous fees.

- *Other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and customers. We also earn revenues from interest and fees earned primarily on our PayPal credit portfolio of loans receivable, gain on sale of participation interest in certain loans and advances, and interest earned on certain PayPal customer account balances.

Net Revenues by Type	**Three Months Ended**				
	March 31, 2020	**December 31, 2019**	**September 30, 2019**	**June 30, 2019**	**March 31, 2019**
	(In millions, except percentages)				
Transaction revenues	$ 4,215	$ 4,535	$ 3,955	$ 3,878	$ 3,731
Current quarter vs prior quarter	*(7)%*	*15%*	*2 %*	*4 %*	*(3)%*
Current quarter vs prior year quarter	*13 %*	*18%*	*18 %*	*17 %*	*17 %*
Percentage of total	*91 %*	*91%*	*90 %*	*90 %*	*90 %*
Other value added services	403	426	423	427	397
Current quarter vs prior quarter	*(5)%*	*1%*	*(1)%*	*8 %*	*6 %*
Current quarter vs prior year quarter	*2 %*	*14%*	*24 %*	*(21)%*	*(19)%*
Percentage of total	*9 %*	*9%*	*10 %*	*10 %*	*10 %*
Total net revenues	$ 4,618	$ 4,961	$ 4,378	$ 4,305	$ 4,128
Current quarter vs prior quarter	*(7)%*	*13%*	*2 %*	*4 %*	*(2)%*
Current quarter vs prior year quarter	*12 %*	*17%*	*19 %*	*12 %*	*12 %*

Net Revenues by Geography	**Three Months Ended**				
	March 31, 2020	**December 31, 2019**	**September 30, 2019**	**June 30, 2019**	**March 31, 2019**
	(In millions, except percentages)				
U.S. net revenues	$ 2,469	$ 2,606	$ 2,327	$ 2,297	$ 2,187
Current quarter vs prior quarter	*(5)%*	*12%*	*1%*	*5%*	*— %*
Current quarter vs prior year quarter	*13 %*	*19%*	*19%*	*7%*	*8 %*
Percentage of total	*53 %*	*53%*	*53%*	*53%*	*53 %*
International net revenues	2,149	2,355	2,051	2,008	1,941
Current quarter vs prior quarter	*(9)%*	*15%*	*2%*	*3%*	*(5)%*
Current quarter vs prior year quarter	*11 %*	*16%*	*19%*	*18%*	*17 %*
(FXN) Current quarter vs prior year quarter	*14 %*	*17%*	*20%*	*18%*	*17 %*
Percentage of total	*47 %*	*47%*	*47%*	*47%*	*47 %*
Total net revenues	$ 4,618	$ 4,961	$ 4,378	$ 4,305	$ 4,128
Current quarter vs prior quarter	*(7)%*	*13%*	*2%*	*4%*	*(2)%*
Current quarter vs prior year quarter	*12 %*	*17%*	*19%*	*12%*	*12 %*
(FXN) Current quarter vs prior year quarter	*13 %*	*18%*	*19%*	*12%*	*12 %*

Q1 2020 Results 13

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(In millions, except percentages)				
Active accounts[(1)]	325	305	295	286	277
Current quarter vs prior quarter	*7 %*	*3%*	*3%*	*3%*	*3 %*
Current quarter vs prior year quarter	*17 %*	*14%*	*16%*	*17%*	*17 %*
Number of payment transactions[(2)]	3,261	3,461	3,090	2,973	2,838
Current quarter vs prior quarter	*(6)%*	*12%*	*4%*	*5%*	*(1)%*
Current quarter vs prior year quarter	*15 %*	*21%*	*25%*	*28%*	*28 %*
Payment transactions per active account[(3)]	39.4	40.6	39.8	39.0	37.9
Current quarter vs prior quarter	*(3)%*	*2%*	*2%*	*3%*	*3 %*
Current quarter vs prior year quarter	*4 %*	*10%*	*9%*	*9%*	*9 %*
Total Payment Volume[(4)]	$ 190,567	$ 199,404	$ 178,670	$ 172,359	$ 161,492
Current quarter vs prior quarter	*(4)%*	*12%*	*4%*	*7%*	*(1)%*
Current quarter vs prior year quarter	*18 %*	*22%*	*25%*	*24%*	*22 %*
(FXN) Current quarter vs prior year quarter	*19 %*	*22%*	*27%*	*26%*	*25 %*
Transaction Expense Rate[(5)]	0.91 %	0.96%	0.95%	0.94%	0.96 %
Transaction and Credit Loss Rate[(6)]	0.31 %	0.19%	0.19%	0.18%	0.21 %
Transaction Margin[(7)]	49.5 %	53.8%	53.4%	54.8%	54.2 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) Transaction Payment Volume (TPV) is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is calculated by dividing transaction expense by TPV.

(6) Transaction and credit loss rate is calculated by dividing transaction and credit loss by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

Q1 2020 Results 14

PayPal Holdings, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.

These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.

For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company's core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.

The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate:

Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business.

Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results.

Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.

Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results.

Certain other significant gains, losses, benefits, or charges that are not indicative of the company's core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results.

Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company's operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period's local currency results with the prior period's exchange rate. FX-neutral growth rates are calculated by comparing the current period's FX-neutral results by the prior period's results, excluding the impact from hedging activities.

Q1 2020 Results 15

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended								
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In millions, except percentages) (unaudited)								
GAAP operating income	$ 398	$ 799	$ 697	$ 705	$ 518	$ 598	$ 490	$ 572	$ 534
Stock-based compensation expense and related employer payroll taxes	336	297	277	244	286	237	219	223	241
Amortization of acquired intangible assets	114	51	52	51	57	59	33	25	29
Restructuring	29	—	—	—	78	—	—	—	25
Other[(1)]	11	23	—	(2)	(5)	12	28	—	—
Acquisition related transaction expense	20	3	—	—	—	7	17	—	—
Total non-GAAP operating income adjustments	510	374	329	293	416	315	297	248	295
Non-GAAP operating income	$ 908	$ 1,173	$ 1,026	$ 998	$ 934	$ 913	$ 787	$ 820	$ 829
Non-GAAP operating margin	20%	24%	23%	23%	23%	22%	21%	21%	22%

(1) The three months ended for the periods presented, as applicable, include the following:

- March 31, 2020 includes $15 million of expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and an adjustment of $4 million to an award for a legal proceeding based on the final settlement.
- December 31, 2019 includes an award for a legal proceeding.
- June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018 include (gains) losses related to the sale of our U.S. consumer credit receivables portfolio executed during the year ended December 31, 2018.

Q1 2020 Results 16

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended								
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(In millions, except per share data and percentages) (unaudited)								
GAAP income before income taxes	$ 263	$ 854	$ 484	$ 943	$ 717	$ 686	$ 533	$ 609	$ 548
GAAP income tax expense	179	347	22	120	50	102	97	83	37
GAAP net income	84	507	462	823	667	584	436	526	511
Non-GAAP adjustments to net income:									
Non-GAAP operating income adjustments (see table above)	510	374	329	293	416	315	297	248	295
(Gains) losses on strategic investments[1]	124	(38)	228	(218)	(180)	(56)	—	(31)	—
Other[2]	259	230	—	—	—	(6)	14	32	3
Tax effect of non-GAAP adjustments[1]	(191)	(85)	(119)	(50)	(117)	$ (54)	(52)	(99)	(117)
Non-GAAP net income	$ 786	$ 988	$ 900	$ 848	$ 786	$ 783	$ 695	$ 676	$ 692
Diluted net income per share:									
GAAP	$ 0.07	$ 0.43	$ 0.39	$ 0.69	$ 0.56	$ 0.49	$ 0.36	$ 0.44	$ 0.42
Non-GAAP	$ 0.66	$ 0.83	$ 0.76	$ 0.71	$ 0.66	$ 0.65	$ 0.58	$ 0.56	$ 0.57
Shares used in GAAP diluted share calculation	1,185	1,187	1,188	1,187	1,188	1,196	1,199	1,202	1,217
Shares used in non-GAAP diluted share calculation	1,185	1,187	1,188	1,187	1,188	1,196	1,199	1,202	1,217
GAAP effective tax rate	68 %	41 %	5%	13%	7%	15%	18 %	14%	7%
Tax effect of non-GAAP adjustments to net income	(56)%	(24)%	9%	4%	11%	2%	(2)%	4%	11%
Non-GAAP effective tax rate	12 %	17 %	14%	17%	18%	17%	16 %	18%	18%

(1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on April 9, 2020.

(2) The three months ended for the periods presented, as applicable, include the following:

- March 31, 2020 and December 31, 2019 include tax expense related to intra-group transfer of intellectual property.
- December 31, 2018 includes tax benefit of $15 million related to the Tax Cuts and Jobs Act ("Tax Act") and tax expense of $9 million related to intra-group transfer of intellectual property.
- September 30, 2018 includes tax expense of $3 million related to the Tax Act and $11 million related to intra-group transfer of intellectual property.
- June 30, 2018 and March 31, 2018 include tax expense related to the Tax Act.

Q1 2020 Results 17 $ $ $ $ $ $ $ $ $ Adjusted free cash flow cash free Adjusted 733 737 772 910 809 1,035 923 1,090 1,298 ) portfolio on cash flow from operating activities operating from flow cash on portfolio 1,260 907 (3,675 — — — — — — related to our U.S. consumer credit receivables credit consumer U.S. our to related Impact of held for sale accounting presentation accounting sale for held of Impact ) $ ) $ $ $ $ $ $ $ $ Free cash flow cash Free (527 (170 4,447 910 809 1,035 923 1,090 1,298 ) ) ) ) ) ) ) ) ) Less: Purchases of property and equipment and property of Purchases Less: (178 (198 (223 (224 (218 (139 (173 (174 (206) $ $ $ $ $ $ $ $ $ Net cash provided by operating activities operating by provided cash Net (349 28 4,670 1,134 1,027 1,174 1,096 1,264 1,504 (In millions/unaudited) (In 2020 2019 2019 2019 2018 2018 2019 2018 2018 31,   March 30,   September 31,   December 30, 30,   June 30,   September 31,   December 31,   March 30, 30,   June 31,   March Three Months Ended Months Three Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Cash Free Adjusted and Flow Cash Free to Flow Cash Operating of Reconciliation PayPal Holdings, Inc. Holdings, PayPal Q1 2020 Results 17 17 Results 2020 Q1